Exhibit 10.13

WYNDHAM HOTELS & RESORTS, INC.

2018 EQUITY AND INCENTIVE PLAN

AWARD AGREEMENT — RESTRICTED STOCK UNITS (NON-EMPLOYEE DIRECTOR)

This Award Agreement (this “Agreement”), dated as of [            ], 201[  ], is by and between Wyndham Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and you (the “Grantee”), pursuant to the terms and conditions of the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan (the “Plan”).

In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:

1.                                      The Plan.  The RSU Award (as defined below) granted to the Grantee hereunder is made pursuant to the Plan.  A copy of the Plan and a prospectus for the Plan are available at the Grantee’s portal page on Benefits Online available at www.benefits.ml.com (the “Portal Page”), and the terms of the Plan are hereby incorporated in this Agreement as fully as though actually set forth herein.  Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.                                      RSU Award.  Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants the RSUs described on the Portal Page (the “RSU Award”) to the Grantee.  Upon the vesting of the RSU Award, as described in Paragraph 3 below, the Company shall deliver, no later than March 15 of the calendar year following the calendar year in which all or portion of the RSU Award vests, for each RSU that vests, one share of Stock, subject to Paragraph 6 below.

3.                                      Vesting.  The RSU Award shall vest in accordance with the following schedule, subject to the Grantee’s continuous service as a member of the Board through each applicable vesting date:

Vesting Date	Vesting RSUs
[ ]	25%
[ ]	25%
[ ]	25%
[ ]	25%

Upon (a) a Change in Control occurring during the Grantee’s continuous service as a member of the Board, (b) the termination of the Grantee’s continuous service as a member of the Board by reason of the Grantee’s death or Disability (as defined in Code Section 409A), or (c) if applicable, such other event as set forth in the Grantee’s written agreement of service with the Company, the RSU Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee.

4.                                      Termination of Service.  Notwithstanding any other provision of the Plan to the contrary and, if applicable, subject to the Grantee’s written agreement of service with the Company, upon the termination of the Grantee’s continuous service as a member of the Board for any reason whatsoever (other than the Grantee’s death or Disability), the RSU Award, to the extent not yet vested, shall immediately and automatically terminate.

5.                                      No Rights to Continued Service.  Neither this Agreement nor the RSU Award shall be construed as giving the Grantee any right to continue serving as a member of the Board or interfere in any way with the right of the Company to terminate such service.  Notwithstanding any other provision of the Plan, the RSU Award, this Agreement or any other agreement (written or oral) to the contrary, (a) for purposes of the Plan and the RSU Award, a termination of service shall be deemed to have occurred on the date upon which the Grantee ceases to serve on the Board, without regard to any period of notice of termination of service (whether expressed or implied) or any period of termination pay or compensation continuation; and (b) the Grantee shall not be entitled (and by accepting the RSU Award, automatically and irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the RSU Award in connection with any termination of service.  No amounts earned pursuant to the Plan or any Award made under the Plan, including the RSU Award, shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.

6.                                      Tax Obligations.  The Grantee agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Stock otherwise required to be issued pursuant to this Agreement.  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the RSUs or the subsequent sale of any shares and (b) does not commit to structure the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

7.                                      Clawback. The RSU Award and any shares of Stock delivered pursuant to the RSU Award are subject to forfeiture, recovery by the Company or other action pursuant to any applicable clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

8.                                      No Advice Regarding Grant.  The Company and its Subsidiaries are not providing any tax, legal or financial advice, nor are the Company and its Subsidiaries making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock.  The Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

9.                                      Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.                               Authority.  The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

11.                               Rights as a Stockholder.  The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Stock underlying or relating to the RSU Award until the issuance of shares of Stock to the Grantee in respect of the RSU Award; provided, however, that in the event the Board shall declare a dividend on the Stock, a dividend equivalent equal to the per share amount of such dividend shall be credited on all RSUs underlying the RSU Award and outstanding on the record date for such dividend, such dividend equivalents to be payable in cash without interest on the vesting date of the RSUs on which the dividend equivalents were credited and shall otherwise be subject to the same terms and conditions as the RSUs on which the dividend equivalents were credited.

12.                               Code Section 409A.   Although the Company does not guarantee to the Grantee any particular tax treatment relating to the RSU Award, it is intended that the RSU Award be exempt from Code Section 409A, and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.  Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A.

13.                               Succession and Transfer.  Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan or herein.

14.                               Electronic Delivery and Acceptance.  The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.                               No Assignment; Nontransferability.  This Agreement (and the RSU Award) may not be assigned by the Grantee by operation of law or otherwise.  In the event of the Grantee’s termination of service by reason of death, the RSU Award and any Awards previously granted to the Grantee under the Plan shall not be transferable except by will or the laws of descent and distribution.

16.                               Notices.  Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to (a) the Grantee at the last address specified in Grantee’s service records and (b) the Company, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.

17.                               Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement.

18.                               Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.                               Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.  For purposes of litigating any dispute that arises under the RSU Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey where this grant is made and/or to be performed, and agree that such litigation shall be conducted in the federal courts for the United States for the District of New Jersey, or if jurisdiction does not exist in such federal court, the state courts in Morris County, New Jersey.

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IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WYNDHAM HOTELS & RESORTS, INC.

Geoff A. Ballotti
President and Chief Executive Officer